UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2007

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2007, the Compensation Committee of the Board of Directors of UTStarcom, Inc. (the “Company”) approved an expatriation package for Hong Liang Lu, the Chief Executive Officer of the Company, to compensate him for his overseas assignments in Hangzhou, China.  The expatriation package is effective as of July 1, 2007 and includes the following elements: (1) relocation compensation of up to $15,000, to be paid either in a lump sum or as a reimbursement of expenses, (2) a monthly housing allowance of $4,000, (3) reimbursement of the costs for one home visit to the United States per year for Mr. Lu and his family, (4) reimbursement of up to $15,000 of expenses related to repatriation, (5) payment of premiums for international medical and dental insurance, and (6) tax equalization payments. Mr. Lu’s expatriation compensation package does not differ materially from arrangements provided to other officers of the Company who are assigned overseas on Company business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: July 13, 2007	By:	/s/ Francis P. Barton
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer